Fidelity Investments Life Insurance Company®

Fidelity Tax-Deferred Variable Annuity Application

Complete this application and mail to:
Fidelity Investments Life Insurance Company® Annuity Service Center / P.O. Box 770001 / Cincinnati, Ohio 45277-0050.

Arizona Free Look Provision – When this Contract is issued, you have at least 10 days after you receive it from the Company to examine it. Within those 10 days, you can return the Contract to the Company or its agent for any reason. If you do, the Contract will be canceled. Any purchase payment paid will then be refunded and the Contract will be void from the beginning.

If you have questions about filling out this form, please call a Fidelity Annuity Specialist at 800-544-2442 Monday through Friday, 8 am to 10 pm Eastern Time.

1 OWNER

Check one: ☐ Individual ☐ Joint ☐ Trust (additional paperwork required) ☐ UTMA/UGMA

Owner or Minor's First Name **Owner or Minor's Last/Trust Name** Social Security/Tax ID Number

Date of Birth (MM/DD/YYYY) ☐ Male ☐ Female Married: ☐ Yes ☐ No

Retired: ☐ Yes ☐ No If Employed, Occupation

Home Phone Business Phone

Address

City State Zip Code

JOINT OWNER *(if applicable)*

Joint Owner or Custodian's First Name **Joint Owner or Custodian's Last Name** Social Security Number

Date of Birth (MM/DD/YYYY) ☐ Male ☐ Female Married: ☐ Yes ☐ No

Relationship to Owner: ☐ Spouse ☐ Non-spouse ☐ Custodian

Retired: ☐ Yes ☐ No If Employed, Occupation

Home Phone Business Phone

Address

City State Zip Code

2 ANNUITANT

☐ Check here if the Annuitant is the same as the Primary Owner

Annuitant's First Name **Annuitant's Last Name** Social Security Number

Date of Birth (MM/DD/YYYY) ☐ Male ☐ Female

Home Phone Business Phone

Address

City State Zip Code

JOINT ANNUITANT *(if applicable)* ☐ Check here if the Joint Annuitant is the same as the Joint Owner

Joint Annuitant's First Name | Joint Annuitant's Last Name | Social Security Number

Date of Birth (MM/DD/YYYY) ☐ Male ☐ Female

Home Phone | Business Phone

Address

City | State | Zip Code

3 INVESTOR PROFILE

If there is a Joint Owner, then include the combined information for both owners. This information is collected for the sole purpose of evaluating the suitability of this product for you and is shared only with Fidelity affiliates to fulfill Fidelity's regulatory obligations.

1. What is the source of funds for this annuity?
   ☐ Exchanging an annuity ☐ Sale of stock or mutual fund[1]
   ☐ Cash or money market account
   ☐ Other: ____________________

2. What is the total number of the Owner's and Joint Owner's dependents (if any)? ________

3. What is your risk tolerance/allocation strategy for this investment? (Example portfolios listed to the right.)
   ☐ Conservative: (20% Equities, 50% Fixed-Income (Bond), 30% Short-Term)
   ☐ Balanced: (50% Equities, 40% Fixed-Income (Bond), 10% Short-Term)
   ☐ Growth: (70% Equities, 25% Fixed-Income (Bond), 5% Short-Term)
   ☐ Aggressive Growth: (85% Equities, 15% Fixed-Income (Bond), 0% Short-Term)

4. What is your annual income (from all sources)?
   ☐ Less than $50,000 ☐ $50,000 – $100,000
   ☐ Greater than $100,000

5. Why are you purchasing this annuity? (Check all that apply.)
   ☐ Tax-deferred accumulation for retirement
   ☐ Estate Planning ☐ Other____________

6. What is your time horizon for this investment?[2]
   ☐ 0 to 10 Years ☐ 10 Years or more
   ☐ Annuitize upon retirement

7. What is your investment experience? (Please enter the number of years experience you have investing in the following.)
   ________ Stocks ________ Bonds
   ________ Mutual Funds ________ Annuities

8. What is your federal tax bracket?
   ☐ 15% or Less ☐ 27% ☐ 30% ☐ 35%+

9. What is your estimated net worth (including real estate, personal property, as well as bank account, brokerage account and retirement assets, but excluding your primary residence)?
   ☐ Less than $150,000
   ☐ $150,000 – $500,000
   ☐ Greater than $500,000

10. What are your monthly nondiscretionary expenses (such as housing, clothing, food, utilities, taxes, and medical expenses) as a percentage of your monthly income?
    ☐ Less than 50%
    ☐ Between 50% and 80%
    ☐ Greater than 80%

[1] The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You may wish to consult an independent legal or financial advisor before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale or sold.

[2] For deferred annuities which are designed as long-term investments, you should plan to hold your investment at least 10 years or plan to annuitize the contract upon retirement. (Please be sure to take into account any condition that might shorten life expectancy.)

11. What is your total investment in this annuity and all other annuities you own? $__ __ , __ __ __ , __ __ __

12. What is your estimated liquid net worth (the total net value of your cash, mutual funds, and other liquid securities: liquid securities that can be liquidated without incurring substantial penalties such as the 10% premature withdrawal tax penalty or surrender charges)? $__ __ , __ __ __ , __ __ __

13. What is your total investment in annuities as a percentage of your liquid net worth (divide line 11 by line 12)? __ __ __%

REPLACEMENT PURCHASES ONLY

The replacement or exchange of existing policies or annuity contracts should only occur when it is demonstratively in your best interest. If this is a replacement purchase, please complete the cost benefit analysis below and provide any other reasons in the comment section that demonstrate this product is better suited for you than your existing contract.

	Existing Contract	Fidelity Annuity
1. Annual annuity mortality and expense charge	______ %	.50%
2. Surrender charge payable to replace existing contract	$__ __ __ , __ __ __ . __ __	None
3. Annual maintenance charge	$__ __ __ , __ __ __ . __ __	None
4. What is your current account value?	$__ __ __ , __ __ __ . __ __	Not Applicable
5. What is your guaranteed minimum death benefit value?	$__ __ __ , __ __ __ . __ __	Not Available

I understand that I am giving up any death or living benefits provided by my existing contract/policy

6. Please indicate why you are exchanging your existing annuity to a Fidelity annuity. (Check all that apply.)

❑ Cost Savings[1] ❑ Fund Selection ❑ Customer Service & Convenience ❑ Other (please explain):

Comments:____

____

I have reviewed the above information and to the best of my knowledge and belief it is complete and accurate. I understand that after my purchase of this contract I am free to make exchanges among the subaccounts and make additional deposits to the account, and that I am solely responsible for choosing the subaccounts in connection with such exchanges and additional deposits.

FIDELITY REPRESENTATIVE COMMENTS

If (1) the customer has checked any of the shaded boxes; or (2) the customer's total investment in annuities as a percentage of liquid net worth exceeds 50% (section 3, item no. 13), then the representative must review those responses with the customer, discuss whether the investment is appropriate, and document below the basis for proceeding with the sale.

Comments: ____

____

[1] Initial cost savings may be offset by premium taxes in (3) states: 1) Maine (2% of the purchase payment); 2) South Dakota (1.25% of the purchase payment); and 3) Wyoming (1% of the purchase payment).

4 Replacement

A. Do you have any existing life insurance policies or annuity contracts? ❑ Yes ❑ No

B. By applying for this annuity contract, do you intend to replace, discontinue, or change an existing life insurance policy or annuity contract? ❑ Yes ❑ No

If you answered yes to either A or B, additional paperwork may be required. Ask your Fidelity Representative for the appropriate forms.

5 Beneficiary(ies)

For additional space, attach a separate sheet of paper that is signed by the Owner(s).

Name of Primary Beneficiary(ies)

Name	Social Security Number	%
____________________	___-__-____	___%
____________________	___-__-____	___%
____________________	___-__-____	___%
		100%

Note: The percentage allocated to Primary Beneficiary(ies) must be in whole numbers and must add up to 100%. If nothing is indicated, the % share will be prorated.

Name of Contingent Beneficiary(ies)

Name	Social Security Number	%
____________________	___-__-____	___%
____________________	___-__-____	___%
____________________	___-__-____	___%
		100%

Note: The percentage allocated to Contingent Beneficiary(ies) must be in whole numbers and must add up to 100%. If nothing is indicated, the % share will be prorated.

6 Investment Option Allocation

Amounts allocated must be in percentages using whole numbers. Sum of all allocations must equal 100%. If the allocation indicated is less than 100%, the remainder will be allocated to the Fidelity VIP Money Market Portfolio until further instructions are received. This asset allocation will also apply to all future payments unless other instructions are received.

Important Note: Depending on the state in which your Contract is delivered, your net purchase payment may be invested solely in the Money Market Investment Option for a short period of time after the Contract is issued.

Fidelity VIP Funds

___% Aggressive Growth

___% *Asset Manager*℠

___% *Asset Manager: Growth*®

___% Balanced

___% *Contrafund*®

___% Dynamic Capital Appreciation

___% Equity-Income

___% Growth

___% Growth & Income

___% Growth Opportunities

___% Growth Stock

___% High Income

___% Index 500

___% International Capital Appreciation*

___% Investment Grade Bond

___% Mid Cap

___% Money Market

___% Overseas*

___% Real Estate

___% Strategic Income

___% Value

___% Value Leaders

___% Value Strategies

Fidelity VIP Sector Funds

___% Consumer Industries*

___% Cyclical Industries*

___% Financial Services*

___% Health Care*

___% Natural Resources*

___% Technology*

___% Telecom. & Utilities Growth*

Fidelity VIP Freedom Funds

___% Freedom Income

___% Freedom 2005

___% Freedom 2010

___% Freedom 2015

___% Freedom 2020

___% Freedom 2025

___% Freedom 2030

* Investments in VIP sector funds, VIP International Capital Appreciation and the VIP Overseas Portfolio withdrawn or transferred in less than 60 days will be assessed a 1% redemption fee, which is retained by the fund.

7 Payment Method

This contract can only be funded with after-tax money.

❑ **A. Check** for an initial payment of $__ , ___ , ___ . __ is enclosed and made payable to Fidelity Investments Life Insurance Company. Money orders, cashier's checks, bank drafts, postal money orders, Traveler's Express international money orders or similar cash-like instruments will *not* be accepted.

❑ **B. From a Fidelity Account®**

___-______ Account #

$__ , ___ , ___ . __ Amount from the core money market account.

☐ C. Sale of a Fidelity Mutual Fund Account

Name of Fund	Account #		
____________	☐☐☐-☐☐☐☐☐☐	☐ All shares OR	☐ $__ , ___ ___ ___ , ___ ___ ___ . ___ ___
____________	☐☐☐-☐☐☐☐☐☐	☐ All shares OR	☐ $__ , ___ ___ ___ , ___ ___ ___ . ___ ___
____________	☐☐☐-☐☐☐☐☐☐	☐ All shares OR	☐ $__ , ___ ___ ___ , ___ ___ ___ . ___ ___
____________	☐☐☐-☐☐☐☐☐☐	☐ All shares OR	☐ $__ , ___ ___ ___ , ___ ___ ___ . ___ ___
____________	☐☐☐-☐☐☐☐☐☐	☐ All shares OR	☐ $__ , ___ ___ ___ , ___ ___ ___ . ___ ___

Total Requested Amount $__ , ___ ___ ___ , ___ ___ ___ . ___ ___

☐ D. Exchange from an existing life insurance policy or annuity contract (1035 Exchange).

Please provide the information below. This payment method requires additional paperwork. Ask your Fidelity Representative for the appropriate forms.

Name of Company	$ Cash Value/Face Amount	Policy/Contract #
____________	$__ , ___ ___ ___ , ___ ___ ___ . ___ ___	____________
____________	$__ , ___ ___ ___ , ___ ___ ___ . ___ ___	____________
____________	$__ , ___ ___ ___ , ___ ___ ___ . ___ ___	____________
____________	$__ , ___ ___ ___ , ___ ___ ___ . ___ ___	____________

8 Agreement

Please read and sign below. Below are state fraud notices that apply only in certain states. Read the following carefully to see if any apply in your state:

Arkansas, Colorado, New Mexico, Pennsylvania, and Washington, DC – Any person who knowingly and with intent to defraud any insurance company or any other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

California – For your protection, California law requires the following to appear on this form. Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison.

Florida – Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky – Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime.

Louisiana – Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Maine – It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefits.

New Jersey – Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio – Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma – WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Tennessee – It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

Fidelity Investments Life Insurance Company is a Utah-domiciled company. No registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements. Any change in plan, benefits applied for, amount of annuity, age at issue, or underwriting class must be agreed to in writing. The company will furnish any information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.

I recognize that neither Fidelity Investments Life Insurance Company nor Fidelity Brokerage Services LLC, Member NYSE, SIPC, is a bank and units of the subaccounts are not backed or guaranteed by any bank or insured by the FDIC.

Annuities are issued by Fidelity Investments Life Insurance Company. Fidelity Brokerage Services LLC, Member NYSE, SIPC and Fidelity Insurance Agency, Inc. are the distributors.

IMPORTANT OWNER DISCLOSURE BELOW. PLEASE READ AND VERIFY.

1. **I/we have sufficient liquid funds to satisfy any emergencies and major expenses (medical expenses, college and home improvement) without needing the funds invested in this annuity.**
2. **I/we are maximizing contributions to qualified retirement plans.**
3. **I/we do not plan to withdraw money from this annuity before age 59½.**
4. **I/we have reviewed the costs and fees associated with the product including administrative charges, mortality and expense risk charges and premium taxes.**
5. **I/we have received a current prospectus for this annuity.**
6. **I/we understand that I/we am/are giving up any death or living benefits provided by my existing contract/policy.**

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO FIDELITY INVESTMENTS LIFE INSURANCE COMPANY. DO NOT MAKE THE CHECK PAYABLE TO ANY AGENT. PLEASE DO NOT LEAVE PAYEE BLANK.

By signing below, you acknowledge receipt of the prospectus. THE ANNUITY VALUES, WHEN BASED ON THE INVESTMENT OPTIONS, MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT PERFORMANCE. No minimum cash surrender value is guaranteed.

X

SIGNATURE OF PRIMARY OWNER/TRUSTEE DATE

X

SIGNATURE OF JOINT OWNER/CUSTODIAN/CO-TRUSTEE (if applicable) DATE

Signed at: City State On (DATE)

SIGNATURE GUARANTEE REQUIREMENTS (may be required if funding from a Fidelity account)

If you are funding this contract with proceeds from a Fidelity Account® or the sale of a Fidelity Mutual Fund Account and the ownership of the account differs from this annuity contract, then the owners of the accounts must sign and have their signature guaranteed. A Signature Guarantee must be by a national bank, state-chartered commercial bank, trust company (except a savings bank), or by a member firm of the New York, American, Boston, Midwest, or Pacific Stock Exchange. A notary public cannot provide a signature guarantee.

X

SIGNATURE OF ACCOUNT OWNER DATE

X

SIGNATURE OF JOINT ACCOUNT OWNER (if applicable) DATE

SIGNATURE GUARANTEE/STAMP AND SIGNATURE

SIGNATURE GUARANTEE/STAMP AND SIGNATURE

I certify that to the best of my knowledge and belief, the applicant ☐ does OR ☐ does not have any existing policies or contracts.
To the best of my knowledge and belief, this policy ☐ will OR ☐ will not replace any other insurance or annuity.

THE FIDELITY REPRESENTATIVE AND THE FIDELITY PRINCIPAL MUST SIGN

X

SIGNATURE OF FIDELITY REPRESENTATIVE DATE

X

SIGNATURE OF FIDELITY PRINCIPAL DATE

REPRESENTATIVE CODE/FL LICENSE ID# (if applicable)

BRANCH CODE